Exhibit 5.01

May 20, 2016

Symantec Corporation

350 Ellis Street

Mountain View, CA

Gentlemen/Ladies:

At your request, as your counsel we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Symantec Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on May 20, 2016, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of (i) an aggregate of $500,000,000 of the Company’s outstanding 2.500% Convertible Senior Notes due 2021 (the “Notes”) and (ii) the shares of the Company’s common stock issuable upon the conversion of such Notes (the “Shares”, and together with the Notes, the “Securities”). All of the Securities are being registered on behalf of certain selling securityholders of the Company (the “Selling Securityholders”). The Notes were issued by the Company pursuant to an indenture dated as of March 4, 2016 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In connection with our opinion expressed we have examined originals or copies of the Company’s current certificate of incorporation and bylaws, the Registration Statement, the prospectus prepared in connection with the Registration Statement (the “Prospectus”), the Indenture (together with the exhibits attached thereto), certain corporate proceedings of the Company’s board of directors relating to the issuance of the Notes and to the Registration Statement, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or governmental officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In connection with the opinions expressed below we have assumed (and do not opine on) the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents. In giving our opinion, we have also relied upon a certificate of good standing regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of its common stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares issuable upon the conversion of the Notes as of the date of this letter. We have also assumed that any certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their authorized agents.

May 20, 2016

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the Delaware General Corporation Law, and (iii) solely with respect to whether or not the Notes are the valid and binding obligations of the Company, the existing laws of the State of New York. This opinion is limited to such laws, including the rules and regulations of governmental authorities administering such laws, as are in effect on the date hereof.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described therein.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Notes:

(1)	The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignments for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)	The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3)	The effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.

The Company has informed us that the Company intends to issue the Shares upon conversion of the Notes from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that the Company will (a) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Certificate of Incorporation to

May 20, 2016

increase the authorized number of shares of its common stock if the number of such shares to be sold pursuant to the Registration Statement or upon conversion of the Notes would cause the Company to issue more shares of its Common Stock than it has authorized in its certificate of incorporation and that are not then outstanding or reserved or committed for issuance by the Company under plans, upon the conversion, exchange or exercise of other securities of the Company, or otherwise. However, we undertake no responsibility to monitor the Company’s future compliance with the Securities Act, or other applicable laws, rules or regulations of the Commission or of any other governmental body.

Based upon, and subject to, the foregoing, it is our opinion that:

(1)	The Notes to be sold by the Selling Securityholders pursuant to the Registration Statement are valid and binding obligations of the Company.

(2)	The Shares, when issued upon conversion of the Notes and in accordance with the terms of the Notes, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP